Exhibit 99.1

CV Sciences, Inc. Reports Second Quarter 2020 Financial Results

San Diego, CA - August 6, 2020 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the quarter ended June 30, 2020.

Second Quarter 2020 and Recent Operating Highlights

•	Revenue of $5.4 million for the second quarter of 2020;

•	E-commerce sales of $2.0 million for the second quarter of 2020;

•	Gross margin of 43.0% for the second quarter of 2020;

•	Maintained strong total cash balance of $8.1 million at quarter end;

•	Received formal notice of patent issuance from USPTO for proprietary CBD and nicotine formulation and treatment of smokeless tobacco addiction;

•	Launched CVTM Acute, a clinically researched wide spectrum proprietary plant-based formula which supports immune system and respiratory health;

•	Launched Happy LaneTM, a new THC-free CBD brand and product line for the convenience store channel; and

•	Announced publication of two research studies demonstrating the safety and health benefits of PlusCBDTM products.

“We continue to effectively navigate the challenging industry and COVID-19 environment by controlling costs and accelerating new product and category development, while continuing to drive distribution growth for our PlusCBDTM brand. During the quarter, we expanded distribution of our topical products with a leading southeast supermarket retailer and two national supermarket retailers, driving further growth of our store count to 6,325 stores nationwide, up from 5,799 at the end of the first quarter. We remain highly confident in the long-term outlook for the hemp-derived CBD category and will continue to position ourselves for the future of CBD as the regulatory environment continues to develop,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “We are excited to expand our high-quality product development expertise into the immunity category with the recent launch of CVTM Acute, our first entry into the immunity category with additional products to follow. The immunity category for dietary supplements is a promising and growing category with strong consumer demand as consumers focus on their health and well-being during this pandemic. We are leveraging our years of product development expertise to deliver a superior solution for consumers. The product not only broadens our category exposure, but will also expand our distribution footprint. Additionally, earlier this week we announced the launch of our new Happy LaneTM product line, expanding our hemp-derived CBD portfolio that significantly broadens our channel opportunities, providing an attractive entry point to consumers. With these new and further planned product and brand launches, we see significant opportunity to broaden our national footprint and expand our market share in the CBD category. Beyond these recent new product and brand innovations, we continue to have a pipeline of new product innovation lined up for the 2nd half of 2020. We will continue to focus on expanding our distribution, products, categories and opportunity with a focus on driving growth and long-term shareholder value.”

Operating Results - Second Quarter 2020 Compared to Second Quarter 2019
Sales for the second quarter of 2020 were $5.4 million, a decrease of 68% from $16.9 million in the second quarter of 2019. Second quarter sales were impacted by the current COVID-19 pandemic and increased market competition, which is largely due to the uncertain regulatory environment for CBD. The Company's retail store count increased to 6,325 stores nationwide as of June 30, 2020, up from 4,591 stores as of June 30, 2019.

The Company recognized an operating loss of $4.7 million in the second quarter of 2020, compared to an operating income of $1.3 million in the prior year.

The Company had negative adjusted EBITDA for the second quarter of 2020 of $3.2 million, compared to adjusted EBITDA of$3.6 million for the second quarter of 2019.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events or directly http://public.viavid.com/index.php?id=140785. Investors interested in participating in the live call can also dial (888) 317-6003, passcode: 6531425 from the U.S. or international callers can dial (412) 317-6061, passcode: 6531425. A telephone replay will be available approximately two hours after the call concludes, and will be available through Thursday, August 13, 2020, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 10146370.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at more than 6,300 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months ended June 30,		Six Months ended June 30,
	2020	2019	2020	2019
Product sales, net	$5,396	$16,854	$13,666	$31,765
Cost of goods sold	3,074	4,903	7,336	9,255
Gross Profit	2,322	11,951	6,330	22,510

Operating expenses:
Research and development	746	1,688	2,255	3,030
Selling, general and administrative	6,233	9,009	14,052	27,604
	6,979	10,697	16,307	30,634

Operating Income (Loss)	(4,657)	1,254	(9,977)	(8,124)

Interest (income) expense, net	4	(1)	(6)	5
Income (loss) before income taxes	(4,661)	1,255	(9,971)	(8,129)
Income tax expense (benefit)	20	26	(138)	26
Net Income (Loss)	$(4,681)	$1,229	$(9,833)	$(8,155)

Weighted average common shares outstanding
Basic	99,863	98,633	99,771	98,557
Diluted	99,863	120,929	99,771	98,557
Net loss per common share, basic and diluted
Basic	$(0.05)	$0.01	$(0.10)	$(0.08)
Diluted	$(0.05)	$0.01	$(0.10)	$(0.08)

CV SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$7,576	$9,107
Restricted cash	501	501
Accounts receivable, net	1,145	2,177
Inventory	8,418	9,971
Prepaid expenses and other	8,809	10,611
Total current assets	26,449	32,367

Property & equipment, net	3,039	3,615
Operating lease assets	8,147	8,709
Intangibles, net	3,748	3,766
Goodwill	2,788	2,788
Other assets	1,524	1,442
Total assets	$45,695	$52,687

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$743	$1,617
Accrued expenses	10,132	10,856
Operating lease liability - current	837	723
Total current liabilities	11,712	13,196

Debt	2,906	—
Operating lease liability	8,826	9,517
Deferred tax liability	263	421
Other liabilities	—	406
Total liabilities	23,707	23,540

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 99,886 and 99,416 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	10	10
Additional paid-in capital	73,448	70,774
Accumulated deficit	(51,470)	(41,637)
Total stockholders' equity	21,988	29,147

Total liabilities and stockholders' equity	$45,695	$52,687

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in thousands)

	Six Months ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(9,833)	$(8,155)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	389	354
Stock-based compensation	2,501	4,216
Stock-based compensation associated with founders employment settlement	—	7,857
Deferred taxes	(158)	—
Non-cash lease expense	562	251
Loss on sale of property and equipment	176	—
Other	99	32
Change in operating assets and liabilities:
Accounts receivable	1,032	(1,380)
Inventory	1,738	(557)
Prepaid expenses and other	2,208	(622)
Accounts payable and accrued expenses	(2,818)	1,461
Net cash provided by (used in) operating activities	(4,104)	3,457

INVESTING ACTIVITIES
Purchase of property and equipment	(506)	(504)
Net cash flows used in investing activities	(506)	(504)

FINANCING ACTIVITIES
Proceeds from debt	2,906	—
Repayment of unsecured debt	—	(405)
Proceeds from exercise of stock options	173	254
Net cash flows provided by (used in) financing activities	3,079	(151)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,531)	2,802
Cash, cash equivalents and restricted cash, beginning of period	9,608	12,935
Cash, cash equivalents and restricted cash, end of period	$8,077	$15,737

Supplemental cash flow disclosures:
Interest paid	$—	$9
Income taxes paid	$18	$54
Supplemental disclosure of non-cash transactions:
Purchase of property and equipment in accounts payable and accrued expenses	$327	$50
Sale of property and equipment in exchange for note receivable (recorded in prepaid expenses and other) and inventory	$675	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense (benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net income (loss) for the three and six months ended June 30, 2020 and 2019 is detailed below:

	Three Months ended June 30,		Six Months ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net income (loss) - GAAP	$(4,681)	$1,229	$(9,833)	$(8,155)
Stock-based compensation (1)	1,243	2,125	2,501	4,216
Stock-based compensation associated with founder employment settlement (2)	—	—	—	7,857
Payroll expense associated with founder employment settlement (3)	—	—	—	934
Net income (loss) - non-GAAP	$(3,438)	$3,354	$(7,332)	$4,852

Diluted EPS - GAAP	$(0.05)	$0.01	$(0.10)	$(0.08)
Stock-based compensation (1)	0.02	0.02	0.03	0.04
Stock-based compensation associated with founder employment settlement (2)	—	—	—	0.07
Payroll expense associated with founder employment settlement (3)	—	—	—	0.01
Diluted EPS - non-GAAP	$(0.03)	$0.03	$(0.07)	$0.04

Shares used to calculate diluted EPS - GAAP	99,863	120,929	99,771	98,557
Shares used to calculate diluted EPS - non-GAAP	99,863	120,929	99,771	120,273
_____________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreements with our founder.

(3)	Represents accrued payroll and related benefits associated with the separation of our founder.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended June 30, 2020 and 2019 is detailed below:

	Three Months ended June 30, 2020			Three Months ended June 30, 2019
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net income (loss)	$(4,034)	$(647)	$(4,681)	$2,248	$(1,019)	$1,229
Depreciation	195	—	195	168	—	168
Amortization	—	9	9	—	9	9
Interest expense (income)	4	—	4	(1)	—	(1)
Income tax expense	20	—	20	26	—	26
EBITDA	(3,815)	(638)	(4,453)	2,441	(1,010)	1,431
Stock-based compensation (1)	1,209	34	1,243	2,090	35	2,125
Adjusted EBITDA	$(2,606)	$(604)	$(3,210)	$4,531	$(975)	$3,556
A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2020 and 2019 is detailed below:

	Six Months ended June 30, 2020			Six Months ended June 30, 2019
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net loss	$(7,973)	$(1,860)	$(9,833)	$(6,483)	$(1,672)	$(8,155)
Depreciation	371	—	371	336	—	336
Amortization	—	18	18	—	18	18
Interest expense (income)	(6)	—	(6)	5	—	5
Income tax expense (benefit)	(138)	—	(138)	26	—	26
EBITDA	(7,746)	(1,842)	(9,588)	(6,116)	(1,654)	(7,770)
Stock-based compensation (1)	2,467	34	2,501	4,137	79	4,216
Stock-based compensation associated with founder employment settlement (2)	—	—	—	7,857	—	7,857
Payroll expense associated with founder employment settlement (3)	—	—	—	934	—	934
Adjusted EBITDA	$(5,279)	$(1,808)	$(7,087)	$6,812	$(1,575)	$5,237
______________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreements with our founder.

(3)	Represents accrued payroll and related benefits associated with the separation of our founder.